UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K/A
Amendment No.1
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-96589	88-0514502
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

11827 Judd Ct. Dallas, Texas		75243
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-5620

OEF Corporate Solutions, Inc., 132 North El Camino Real #346, December 31, 2005
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Aces Wired, Inc. (the “Company”) hereby files this amendment to the Form 8-K filed by the Company on October 10, 2006 to include additional disclosures under Item 4.01 regarding the changes in the Company’s certifying accountant. The disclosures under Items 1.01, 2.01, 5.02, 5.03, 5.06 and 9.01 in the previous report are not affected by this Current Report on Form 8-K/A and are incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 4, 2006, the Company’s Board of Directors dismissed Hawkins Accounting (“Hawkins”) as our independent accountant and engaged Weaver and Tidwell, LLP as our new independent accountants.

During the Company's two most recent fiscal years and the subsequent interim periods through the date of Hawkins’s dismissal, there were no disagreements with Hawkins, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Hawkins’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

The Company furnished a copy of the above disclosure to Hawkins and requested that Hawkins furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. A copy of Hawkins’s letter is attached as Exhibit 16.1 to this Current Report on Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 16.1	Letter from Hawkins Accounting to the Securities and Exchange Commission dated October 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

ACES WIRED, INC.

Date: October 23, 2006	By:	/s/ Kenneth R. Griffith
Kenneth R. Griffith
President and Chief Executive Officer

Exhibit 16.1	Letter from Hawkins Accounting to the Securities and Exchange Commission dated October 23, 2006.